Exhibit 99.1


        J & J Snack Foods Corp. Announces Increase in Dividend


    PENNSAUKEN, N.J.--(BUSINESS WIRE)--Nov. 27, 2007--J & J Snack Foods Corp. (NASDAQ:JJSF) announced today that its Board of Directors has declared a regular quarterly cash dividend of $.0925 per share of its common stock payable on January 3, 2008 to shareholders of record as of the close of business on December 14, 2007. The cash dividend of $.0925 per share represents a 9% increase from the previous quarterly dividend rate of $.085 per share.

    J & J Snack Foods Corp.'s principal products include SUPERPRETZEL, PRETZEL FILLERS and other soft pretzels, ICEE, SLUSH PUPPIE and ARCTIC BLAST frozen beverages, LUIGI'S, MAMA TISH'S, SHAPE UPS, MINUTE MAID* and BARQ'S** and CHILL*** frozen juice bars and ices, WHOLE FRUIT sorbet, FRUIT-A-FREEZE frozen fruit bars, MARY B'S biscuits and dumplings, DADDY RAY'S fig and fruit bars, TIO PEPE'S churros, THE FUNNEL CAKE FACTORY funnel cakes, and MRS. GOODCOOKIE, CAMDEN CREEK, COUNTRY HOME and READI-BAKE cookies. J & J has manufacturing facilities in Pennsauken, Bridgeport and Bellmawr, New Jersey; Scranton, Hatfield and Chambersburg, Pennsylvania; Carrollton, Texas; Atlanta, Georgia; Moscow Mills, Missouri; Pensacola, Florida and Vernon and Newport, California.

    *MINUTE MAID is a registered trademark of The Coca-Cola Company.

    **BARQ'S is a registered trademark of Barq's Inc.

    ***CHILL is a registered trademark of Wells Dairy, Inc.


    CONTACT: J & J Snack Foods Corp.
             Dennis G. Moore
             Senior Vice President
             Chief Financial Officer
             856-665-9533, ext. 268